EXHIBIT 10.1

                          Business Consultant Contract

This agreement dated August 21, 2000, is made By and Between Cyberads, Inc., whose address is 3350 NW 2nd Avenue, Suite A-44, Boca Raton, Florida 33431, referred to as "Company", and Larry Levinson, whose address is 899 NE 76 Street, Boca Raton, Florida 33487, referred to as "Consultant."

1. Consultation Service - The Company hereby employs the Consultant to perform the following services in accordance with the terms and conditions set forth in this agreement: The Consultant will consult with the officers and employees of the Company concerning matters relating to the management and organization of the Company, their financial policies, the terms and conditions of employment, and generally any matter arising out of the business affairs of the Company.

2. Terms Of Agreement - This agreement will begin 9-1-2000 and will end 9-1-2001. Either party may cancel this agreement on thirty (30) days notice to the other party in writing, by certified mail or personal delivery.

3. Time Devoted by Consultant - It is anticipated the Consultant will spend approximately one (1) year in fulfilling its obligations under this contract. The particular amount of time may vary from day to day or week to week. However, the Consultant shall devote a minimum of 160 hours per month to its duties in accordance with this agreement.

4. Place Where Services Will Be Rendered - The Consultant will perform most services in accordance with this contract at 3350 NW 2nd Avenue, Suite A-44, Boca Raton, Florida 33431. In addition the Consultant will perform services on the telephone and at such other places as designated by the Company to perform these services in accordance with this agreement.

5. Payment To Consultant - The Company shall pay Consultant and Consultant agrees to accept from Company, in full payment for Consultant's services hereunder, compensation at the rate of One Hundred Twenty Thousand Dollars ($120,000.00) per annum, payable monthly. In addition to the foregoing, Company shall offer up to Fifty Thousand (50,000) Options of Company corporate stock per annum at the cost of One Dollar ($1.00). Additionally the Company will reimburse Consultant for any and all necessary, customary, and unusual expenses incurred by him while traveling for and on behalf of the Company pursuant to Company's directions.

6. Consultant's Loyalty To Company's Interest - Consultant expressly agrees that during the term hereof he will not be interested, directly or indirectly, in any form, fashion, or manner, as partner, officer, director, stockholder, advisor, employee, or in any other form or capacity, in any other business similar to Company's business or any allied trade, except that nothing herein contained shall be deemed to prevent or limit the right of Consultant to invest any of his surplus funds in the capital stock or other securities of any corporation


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whose stock or securities are publicly owned or are regularly traded on any public exchange, nor shall anything herein contained by deemed to prevent Consultant from investing or limit Consultant's right to invest his surplus funds in real estate.

7. Nondisclosure Of Information Concerning Business - Consultant will not at any time, in any fashion, form, or manner, either directly or indirectly divulge, disclose, or communicate to any person, firm, or corporation in any manner whatsoever any information of any kind, nature, or description concerning a matters affecting or relating to the business of employer, including, without limitation, the names of any its customers, the prices it obtains or has obtained, or at which it sells or has sold its products, or any other information concerning the business of Company, its manner of operation, or its plans, processes, or other date of any kind, nature, or description with regard to whether any or all of the foregoing matters would be deemed confidential, materiel, or important. The parties hereby stipulate that, as between them, the foregoing matters are important, material, and confidential, and gravely affect the effective and successful conduct of the business of Company, and its good will, and that any breach of the terms of this section is a mat rial breach of this agreement.

8. Option To Terminate On Permanent Disability Of Consultant - Notwithstanding anything in this agreement to the contrary, Company is hereby given the option to terminate this agreement in the event that during the term hereof Consultant shall become permanently disabled, as the term "permanently disabled" is hereinafter fixed and defined. Such option shall be exercised by Company giving notice to Consultant by registered mail, addressed to him in care of Company at the above stated address, or at such other address as Company shall designate in writing, of its intention to terminate this agreement on the last day of the month during which such notice is mailed. On the giving of such notice this agreement and the term hereof shall cease and come o an end on the last day of the month in which the notice is mailed, with the same force and effect as if such last day of the month were the date originally set forth as the termination date. For purposes of this agreement, Consultant shall be deemed to have become permanently disabled if, during any year of term hereof, because of ill health, physical or mental disability, or for other causes beyond his control, he shall have been continuously unable or unwilling or have failed t perform his duties hereunder for thirty (30) consecutive days, or if, during any year of the term hereof, he shall have been unable or unwilling or have failed to perform his duties for a total period of thirty (30) days, whether consecutive or not. For the purposes hereof, the term "any year of the term hereof" is defined to mean any period of 12 calendar months commencing on the first day of September and terminating on the last day of September of the following year during the term hereof.

9. Discontinuance Of A Business As Termination Of Employment - Anything herein contained to the contrary no withstanding, in the event that Company shall discontinue operations at the premises mentioned above, then this agreement shall cease and terminate as of the last day of the month in which operations cease with the same force and effect as if such last day of the month were originally set forth as the termination date hereof.

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10. Consultant's Commitments Binding On Company Only On Written Consent -
Consultant shall not have the right to make any contracts or other commitments for or on behalf of Company within the written consent of Company.

11. Contract Terms To Be Exclusive - This written agreement contains the sole and entire agreement between the parties, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this agreement or any representations inducing the execution and delivery hereof except such representations as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into the agreement. The parties further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealings with the other.

12. Waiver Or Modification Ineffective Unless In Writing - No waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly execute by the party to be charged therewith. Furthermore, no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, arbitration, or litigation between the parties arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

13. Contract Governed By Law - This agreement and performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Florida.

14. Binding Effect Of Agreement - This agreement shall be binding on and inure to the benefit of the respective parties and their respective heirs, legal representatives, successors, and assigns.


Executed on the date first above written.


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"Company"


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"Consultant"


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